Exhibit 10.1

WAIVER AND SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This WAIVER AND SECOND AMENDMENT TO THIRD AMENDED AND RESATTED CREDIT AGREEMENT (this “Agreement”), dated as of June 10, 2016 is entered into by and among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (each individually a “Borrower” and collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders.

RECITALS

A. The Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 8, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby) and the other Loan Documents executed in connection therewith.

B. The Borrowers have informed the Administrative Agent that they have failed to comply with (i) the Consolidated Cash Flow Ratio financial covenant under Section 14.02 of the Credit Agreement as of the fiscal quarter ending April 3, 2016 (the “Consolidated Cash Flow Ratio Event of Default”) and (ii) the Minimum Consolidated EBITDA financial covenant under Section 14.05 of the Credit Agreement as of the fiscal quarter ending April 3, 2016 (the “Minimum Consolidated EBITDA Event of Default”; together with the Consolidated Cash Flow Ratio Event of Default, collectively, the “Existing Events of Default”).

C. The Borrowers have requested that the Lenders agree to (i) waive the Existing Events of Default and (ii) make certain amendments to the Credit Agreement.

D. The Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Waiver of Existing Events of Default. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby waive the Existing Events of Default; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Borrowers to comply with each and every other obligation, covenant, duty or agreement under the Loan Documents and all other instruments, documents and agreements issued, executed or delivered in connection with the Loan Documents, in each case as amended. This waiver is a one-time waiver and shall not be construed to be a waiver of, or in any way obligate the Administrative Agent or the Lenders to waive, any other Default or Event of Default under the Loan Agreement or the other Loan Documents that have occurred or that may occur from and after the date hereof.

2. Estoppel, Acknowledgement and Reaffirmation. Each of the Borrowers hereby acknowledges and agrees that, as of June 10, 2016, the aggregate amount of the Total Converted Term Loan Outstandings and Total Revolving Credit Outstandings Loans was not less than $12,649,377, which amount constitutes a valid and subsisting obligation of the Borrowers to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Borrowers hereby acknowledges the existence and continuance of the Existing Events of Default and acknowledges that such Existing Events of Default have not been waived or cured prior to the date hereof. Each of the Borrowers hereby acknowledges its obligations under the Loan Documents, reaffirms that each of the Liens and security interests created and granted in or pursuant to the Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, Liens or security interests, except as explicitly set forth herein.

3. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their correct alphabetical order:

“California Litigation Surety Bond” means that certain surety bond issued for Famous Dave’s by one or more sureties mutually acceptable to the Borrowers and the Administrative Agent or a cash collateral deposit posted by the Borrowers in connection with that certain action titled Famous Dave’s of America, Inc. v. SR el Centro FD, Inc., et al., Case No. BC589329, in the Superior Court of the State of California, County of Los Angeles, Central Division.

“Cash Collateral Deposit” means an amount equal to $1,202,250 pledged and deposited by one of the Borrowers with the Administrative Agent pursuant to the Cash Collateral Security Agreement.

“Cash Collateral Security Agreement” means that certain Pledge Agreement dated on or about the Second Amendment Effective Date by and between the appropriate Borrower and the Administrative Agent.

“Second Amendment Effective Date” means June 10, 2016.

(b) The definition of “Applicable Margin” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, for all Loans the applicable percentage set forth below:

Applicable Margin for Eurodollar Rate Loans (bps)	Applicable Margin for Base Rate Loans	Applicable Margin for Commitment Fees
3.25%	1.75%	0.500%

(c) The definition of “Availability Period” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Availability Period” means the period from and including the Closing Date to the date immediately prior to the Second Amendment Effective Date.

(d) The definition of “Converted Term Loan Maturity Date” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Converted Term Loan Maturity Date” means December 31, 2017.

(e) The definition of “Growth Capital Expenditures” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Growth Capital Expenditures” means Capital Expenditures related to the remodeling of any existing Restaurants during any fiscal year.

(f) The definition of “Letter of Credit Expiration Date” is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Expiration Date” means the date immediately prior to the Second Amendment Effective Date.

(g) The definition of “Revolving Credit Maturity Date” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Maturity Date” means December 31, 2017.

(h) Section 2.04(b) of the Credit Agreement is hereby amended by (i) replacing the reference therein to “First Amendment Effective Date” with a reference to “Second Amendment Effective Date” and (ii) replacing the reference therein to “$150,000” with a reference to “$200,000”.

(i) Section 7.01 of the Credit Agreement is hereby amended by adding the following new clause (j):

(j) Liens in the form of cash collateral in an amount not to exceed $280,000 to secure the California Litigation Surety Bond.

(j) Section 14.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

As of the end of any fiscal quarter, the Consolidated Cash Flow Ratio for the Reference Period then ended shall not be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Ratio
FQ3 2015	1.35:1.00
FQ4 2015	1.20:1.00
FQ1 2016	1.15:1.00
FQ2 2016 and thereafter	1.15:1.00

(k) Section 14.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

No Borrower shall, nor shall any Borrower permit any Subsidiary to, directly or indirectly make or become legally obligated to make (i) for the fiscal quarter ending June 30, 2016, any Growth Capital Expenditures and (ii) for each fiscal year thereafter, Growth Capital Expenditures costing in excess of $1,000,000 in the aggregate for the Borrowers and their Subsidiaries during any such fiscal year; provided, that that in each case, the Borrowers shall have at least $2,000,000 in unrestricted cash at the time of the making of any such Growth Capital Expenditure and after giving effect thereto.

(l) Section 14.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) [Reserved]

(m) Section 14.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

As of the end of each fiscal quarter referenced in the table below, Consolidated EBITDA for such fiscal quarter then ended shall not be less than the minimum amount set forth opposite such fiscal quarter:

Fiscal Quarter	Minimum Consolidated EBITDA
FQ2 2016	$2,300,000
FQ3 2016	$1,500,000
FQ4 2016	$1,400,000

4. Amendment Fee. In consideration of the agreements set forth herein, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $20,000, which fee shall be fully-earned, non-refundable, due and payable on and as of the Effective Date (the “Amendment Fee”).

5. Payment of Fees and Expenses. Upon demand therefor, the Borrowers shall reimburse the Administrative Agent for all fees and expenses of the Administrative Agent (including without limitation, all fees and expenses of counsel to the Administrative Agent) incurred in connection with the Loan Documents, including without limitation this Agreement.

6. Effectiveness. This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, as determined by the Administrative Agent in its sole discretion:

(a) The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrowers and the Administrative Agent.

(b) The Administrative Agent shall have received the Amendment Fee.

(c) The Administrative Agent shall have received (i) the Cash Collateral Deposit and (ii) the Cash Collateral Security Agreement duly executed by the appropriate Borrower.

(d) The Administrative Agent shall have received reimbursement from the Borrowers for all reasonable and documented fees and out-of pocket costs of the Administrative Agent (including without limitation reasonable fees and costs of counsel) incurred in connection with the Loan Documents and this Agreement.

7. Incorporation of Agreement. Except as specifically modified herein, the terms of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or constitute a waiver or amendment of any provision of the Credit Agreement or the other Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under each of the Credit Agreement, and this Agreement shall constitute a Loan Document.

8. Representations and Warranties. Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Other than the Existing Events of Default, no default or Event of Default exists under the Loan Documents on and as of the Effective Date.

(b) After giving effect to this Agreement, the representations and warranties of such Borrower contained in the Loan Documents are true, accurate and complete on and as of the Effective Date to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

(c) Such Borrower has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Credit Agreement, and under each of the Loan Documents. The execution, delivery and performance by such Borrower of this Agreement, and the performance by such Borrower of the Credit Agreement and each other Loan Document are within such Borrower’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Borrower.

(d) This Agreement has been duly executed and delivered by such Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Agreement.

(f) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of such Borrower’s organization documents or (ii) materially violate, contravene or conflict with any laws applicable to such Borrower.

9. Release. In consideration of the Bank’s willingness to enter into this Agreement, each of the Borrowers hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors,　employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts,　suits,　liabilities,　actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrowers may have or claim to have against any of the Bank Group.

10. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other person shall have or be entitled to assert rights or benefits under this Agreement.

11. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

12. Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as an original.

13. No Actions, Claims, Etc. As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Bank or the Bank’s officers, employees, representatives, agents, counsel or directors arising from any action by such persons, or failure of such persons to act under the Loan Documents on or prior to the date hereof.

14. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York and applicable United States federal law.

15. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	CFO

D&D OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	CFO

LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	CFO

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	CFO

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	CFO

FAMOUS DAVE’S RIBS OF MARYLAND, INC.,
a Minnesota corporation

By:	/s/ John Beckman
Name:	John Beckman
Title:	President

WAIVER AND SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FAMOUS DAVE’S

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Lender

	By:	/s/ Reginald T. Dawson
	Name:	Reginald T. Dawson
	Title:	Sr. Vice President

WAIVER AND SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FAMOUS DAVE’S